UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 18, 2009

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 18, 2009, Heartland Wind II, LLC (Heartland Wind II), an indirect wholly-owned subsidiary of NextEra Energy Resources, LLC (NextEra Energy Resources), entered into an approximately $343 million limited-recourse senior secured variable rate term loan agreement that will fund in full later this week.  NextEra Energy Resources is an indirect wholly-owned subsidiary of FPL Group, Inc.  Interest on the loan will be payable quarterly and the principal will be partially amortizing with a balloon payment at maturity in May 2017.  The proceeds of the loan will be used to reimburse, in part, capital contributions made by NextEra Energy Resources to develop and construct wind generation facilities totaling 298.5 megawatts and associated transmission facilities located in North Dakota and Iowa. The loan will be secured by liens on those wind generation assets and associated transmission facilities, and certain other assets of, and the ownership interest in, Heartland Wind II. The loan agreement contains default and related acceleration provisions relating to the failure to make required payments, certain events in bankruptcy and other covenants applicable to Heartland Wind II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
(Registrant)

Date:  May 18, 2009

K. MICHAEL DAVIS
K. Michael Davis Controller and Chief Accounting Officer of FPL Group, Inc. (Principal Accounting Officer of the Registrant)